Exhibit 10.1

SHARE EXCHANGE AND REORGANIZATION AGREEMENT, dated as of August 19, 2018 (the  "AGREEMENT"), between Jericho Associates, Inc., a Nevada corporation   (the "Company");   and  VegasWinners, LLC,  a Nevada limited liability company (“VWI”) (which will be reorganized as VegasWinners, Inc. if required by this transaction),  and Wayne Allyn Root, the sole shareholder of VWI (“WAR”).

INTRODUCTION

WHEREAS the Company desires to acquire all of the issued and outstanding shares,, of VWI  capital stock (the "VWI Stock) solely in exchange for an aggregate of 5 shares of authorized,  but heretofore   unissued, shares of common  stock,  par value $0.001 per share,  of the Company (the "Company Shares”); and

WHEREAS, WAR desires  to  exchange  all of his VWI Stock solely for the Company Shares, and .

WHEREAS, prior to the date  hereof,  the  respective  boards  of  directors  of  each  of  the Company  and  VWI  have,  and WAR has, approved and adopted this Agreement.  It is the intent of the parties hereto that the transactions contemplated hereby be structured  so as to qualify as a tax-free  exchange  under  Subchapter C of the Internal  Revenue Code of 1986, as amended (the "CODE"), and the provisions of this Agreement will be interpreted in a manner consistent with this intent.

NOW, THEREFORE,  in consideration of the premises and mutual representations,  warranties and covenants herein contained,  the parties hereby agree as follows:

ARTICLE I

ACQUISITION AND EXCHANGE OF SHARES

Section 1.01 The Agreement.  The parties hereto hereby agree that the Company shall acquire all of the issued and outstanding shares of VWI  solely in exchange for an aggregate of  5 shares of authorized, but heretofore unissued, shares of the Company. The parties hereto agree that at the closing of the transactions contemplated  by  this  Agreement  (the "Closing"):

(a) VWI  will  become a  wholly-owned  subsidiary  of the Company subject to the conditions  and provisions of Section 1.03 hereof;

Section 1.02 Exchange of Shares.

(a) At the Closing,  The Company will cause to be issued and be delivered to WAR,   a stock  certificate representing an aggregate of 5 shares of the Company’s common stock (or 300,000 shares of Concrete Leveling Systems, Inc. (”CLEV”), if the contemplated share exchange between the Company and CLEV has been completed by the Closing Date), in exchange for all of the issued and outstanding shares of VWI  Stock, which VWI shares will be delivered to the Company at the Closing.

(b) All shares of the Company’s common stock to be issued  hereunder  shall be deemed "Restricted Securities" as defined in paragraph (a) of Rule 144 under the Securities Act of 1933, as amended (the  "Securities Act"), and WAR hereby  represents that he is acquiring said shares for investment  purposes only and without the intent to make a further  distribution of such shares.  All shares of the Company’s common stock to be issued under the terms of this Agreement shall be issued pursuant to an exemption from the  registration requirements of the Securities Act, under Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  Certificates representing the shares of the Company’s common stock to be issued hereunder  shall bear a  restrictive legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN  EXEMPTION FROM SUCH REGISTRATION PROVISIONS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATIS- FACTION OF THE COMPANY.

Section 1.03 Conditions to Closing.

(a) The Company shall have received a minimum of one million one hundred thousand dollars ($1,100,000) of proceeds (the “Proceeds”) from a receipt of funds from the sale of the Company’s securities, which Proceeds shall be made available to VWI for the purposes set forth in Exhibit 1.03(a) to this Agreement.

(b) VWI shall have commenced and continued its business operations (“Operations”) for a period of not less than 90 days from the date upon which VWI is in receipt of the Loan defined in Section 1.04 below. “Operations” means, the daily business operation of the business of VWI, as described in the Business Plan dated _____, 2018 (a copy of which is attached to this Agreement as Exhibit 103(b) to this Agreement).

Section 1.04 Interim Loan

(a) The Company shall loan to VWI, the sum of $300,000 (the “Loan”) from the first $300,000 of the $1,100,000 set forth in Section 1.03 above.

(b) VWI shall use the proceeds of the Loan for “Start-up Expenses”, in its sole discretion, in connection with the following Start-up Expenses. The amounts and categories of the Start-up Expenses may change, in the sole discretion of VWI, provided the Start-up Expenses are used for the purposes of VWI’s business. VWI will provide Jericho with an updated list of categories and the amounts of the Start-up Expenses expended in connection with each category at Jericho’s request:

a. Purchase of Client Data Base and Advertising	100,000
b. Build the Website	25,000
c. Purchase of communications equipment	15,000
d. Legal, accounting and licensing	20,000
e. Consulting fees and Salary	60,000
f. Credit card processing deposit and misc. expenses	60,000

The Loan shall be evidenced by a Secured Promissory Note (the “Note”) and Security Agreement, and shall be secured by all of the assets of VWI.  The Note shall be non-interest bearing and non-recourse to WAR and shall have a Maturity Date of 36 months from the date of this Agreement.

Section 1.05 Closing.  The Closing will take place at a date and time (the "Closing Date") and place to be mutually agreed upon by the parties hereto, and will be subject to the  provisions of this  Agreement.  At the Closing:

(a) WAR will deliver to the Company stock certificates or other evidences representing all of the issued and outstanding shares of VWI Capital Stock, duly endorsed, so as to make the Company the holder thereof, free and clear of all liens, claims and other encumbrances;

(b) The Company will deliver to WAR, a stock certificate representing an aggregate of 5 shares of the Company’s common stock, which certificates will bear a standard restrictive legend in the form customarily used with restricted securities and as set forth in Section 1.02(c) above;

(c) The Company will deliver an Officer’s Certificate, dated the Closing Date, certifying that all representations, warranties, covenants, and conditions set forth herein by the Company are true and correct as of, or have been fully performed and complied with by, the Closing Date; and

(d) VWI will deliver an Officer's Certificate, dated the Closing Date, certifying that all representations, warranties, covenants and conditions set forth herein by VWI are true and correct as of, or have been fully performed and complied with by, the Closing Date;

(e) The Company and WAR shall execute an Employment Agreement, in the form of which is attached to this Agreement as Exhibit 1.05(e).,

Section 1.06 Right of First Refusal. In the event the Company or its successor elects to sell VWI, and the Company or its successor receives a good faith offer from an unrelated third party, WAR shall have the Right of First Refusal (“ROFR”) for a period of (30) days from the date WAR receives a copy of the offer from the Company or its successor, to match the substantive terms of the offer. If the substantive terms of the offer change, the 30 day period for the ROFR shall re-commence upon WAR’s receipt of the revised offer.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF VWI and WAR

The VWI and WAR hereby represent and warrant to the Company as follows:

Section 2.01 Organization, Standing, Subsidiaries, Etc.

(a) VWI is a corporation duly organized and existing in good standing under the laws of the State of Nevada and has all requisite power and authority (corporate and other) to carry on its business, to own or lease its properties and assets, to enter into this Agreement and to carry out the terms hereof and thereof. Copies of the Articles of Incorporation and By-Laws of VWI that have been delivered to the Company prior to the execution of this Agreement are true and complete and have not since been amended or repealed.

(b) VWI has no subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business.

Section 2.02 Qualification. VWI is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business operations or results of operations of the VWI taken as a whole (the “ Condition of the VWI”).

Section 2.03 Capitalization of VWi. The authorized capital stock of VWI consists of one hundred(100) shares of VWI Common Stock, of which 100 shares are issued and outstanding. Such outstanding shares of VWI Common Stock are duly authorized, validly issued, fully paid and non-assessable, and none of such shares have been issued in violation of the preemptive rights of any natural person, corporation, business trust, association, limited liability company, partnership, joint venture, other entity, government, agency or political subdivision (each, a “Person”). The offer, issuance and sale of such VWI Common Stock was (a) exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (c) accomplished in conformity with all other applicable securities laws. None of the shares of outstanding VWI Common Stock are subject to a right of withdrawal or a right of rescission under any federal or state securities or “Blue Sky” law. Except as otherwise set forth in this Agreement or any Schedule hereto, the VWI has no outstanding options, rights or commitments to issue VWI Common Stock or other Equity Securities (as defined below) of VWI, and there are no outstanding securities convertible or exercisable into or exchangeable for VWI Common Stock or other Equity Securities of the VWI. For purposes of this Agreement, “Equity Security” shall mean any stock or similar security of an issuer or any security (whether stock or Indebtedness for Borrowed Money (as defined below)) convertible, with or without consideration, into any stock or other equity security, or any security (whether stock or Indebtedness for Borrowed Money) carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right.

Section 2.04 Indebtedness. Except for the $300,000 indebtedness to the Company as set forth in this Agreement, VWI has no Indebtedness for Borrowed Money. For purposes of this Agreement, “Indebtedness for Borrowed Money” shall mean (a) all Indebtedness in respect of money borrowed including, without limitation, Indebtedness that represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of VWI, (b) all Indebtedness (as defined below) evidenced by a promissory note, bond or similar written obligation to pay money or (c) all such Indebtedness guaranteed by VWI or for which VWI is otherwise contingently liable. Furthermore, for purposes of this Agreement, “Indebtedness” shall mean any obligation of VWI which, under generally accepted accounting principles in the United Stated (“GAAP”), is required to be shown on the balance sheet of VWI as a liability. Any obligation of VWI secured by a mortgage, pledge, security interest, encumbrance, lien or charge of any kind (a “Lien”), shall be deemed to be Indebtedness.

Section 2.05 VWI Stockholders. WAR is the beneficial and record owner of all of the outstanding capital stock of VWI, and there are no outstanding warrants, options or other rights to acquire the capital stock of VWI. To the knowledge of VWI and WAR, there is no voting trust, agreement or arrangement among any of the beneficial holders of VWI capital stock affecting the nomination or election of directors or the exercise of the voting rights of VWI capital stock.

Section 2.06 Corporate Acts and Proceedings. The execution, delivery and performance of this Agreement has been duly authorized by the Board of Directors of VWI and has been approved by the requisite vote of the Stockholders, and all of the corporate acts and proceedings required for the due and valid authorization, execution, delivery and performance of this Agreement has been validly and appropriately taken.

Section 2.07 Governmental Consents. All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of VWI required in connection with the consummation of this Agreement shall have been obtained prior to, and be effective as of, the Closing.

Section 2.08 Compliance with Laws and Instruments. The business, products and operations of VWI have been and are being conducted in compliance in all material respects with all applicable state laws, rules and regulations, except for such violations thereof for which the penalties, in the aggregate, would not have a material adverse effect on the Condition of VWI. The execution, delivery and performance by the VWI under this Agreement and the consummation by VWI of the transactions contemplated by this Agreement: (a) will not cause VWI to violate or contravene (i) any provision of material law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court, or (iv) any provision of the Articles of Incorporation or Bylaws of VWI, (b) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other material contract, agreement or instrument to which VWI is a party or by which VWI or any of its properties is bound or affected, except as would not have a material adverse effect on the condition of VWI and (c) will not result in the creation or imposition of any Lien upon any property or asset of VWI. VWI is not in violation of, or (with or without notice or lapse of time, or both) in default under, any term or provision of its Articles of Incorporation or Bylaws or of any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or, except as would not materially and adversely affect the condition of VWI, any other material agreement or instrument to which VWI is a party or by which VWI or any of its properties is bound or affected.

Section 2.09 Binding Obligations. When executed and delivered, this Agreement will constitute the legal, valid and binding obligations of VWI and will be enforceable against VWI in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 2.10 Broker’s and Finder’s Fees. No Person has, or as a result of the transactions contemplated or described herein will have, any right or valid claim against VWI or, to the knowledge of VWI and WAR, any Stockholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

Section 2.11 Financial Statements. At the Closing, VWI will provide a balance sheet (the “Balance Sheet”) as of the date of the Closing (the “VWI Balance Sheet Date”). The Balance Sheet (a) is in accordance with the books and records of the VWI and (b) present fairly in all material respects the financial condition of VWI at the date therein specified. Other than initial start-up costs,

Section 2.12 Absence of Undisclosed Liabilities. VWI will have no material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) as disclosed in the Balance Sheet, (b) to the extent set forth on or reserved against in the Balance Sheet, (c) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the VWI Balance Sheet Date, none of which (individually or in the aggregate) has had or will have a material adverse effect on the condition of VWI, (d) by the specific terms of any written agreement, document or arrangement identified in this Agreement or the Schedules hereto, and (e) obligations under this Agreement.

Section 2.13 Assets and Contracts.

(a) Schedule 2.13(a) contains a true and complete list of all real property leased by VWI. All the real property listed in Schedule 2.13(a) is leased by VWI under valid leases enforceable in accordance with their terms, and there is not, under any such lease, any existing default or event of default or, to the knowledge of VWI and WAR, event which with notice or lapse of time, or both, would constitute a default by VWI and which would have a material adverse effect upon VWI, and VWI has not received any notice or claim of any such default by VWI. VWI does not own any real property.

(b) Except as expressly set forth in this Agreement, VWI is not a party to any written or oral agreement not made in the ordinary course of business that is material to VWI. VWI is not a party to any written or oral (i) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (ii) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services, except for the Employment Agreement of WAR (iii) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of VWI to any Lien or evidencing any Indebtedness, (iv) guaranty of any Indebtedness, (v) lease or agreement under which VWI is lessee of or holds or operates any property, real or personal, owned by any other Person, (vi) agreement granting any preemptive right, right of first refusal or similar right to any Person, (vii) agreement or arrangement with any Affiliate (as defined below) or any “associate” (as such term is defined in Rule 405 under the Securities Act) of VWI or any present or former officer, director or stockholder of VWI, (viii) agreement obligating VWI to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (ix) covenant not to compete or other material restriction on its ability to conduct a business or engage in any other activity, (x) agreement to register securities under the Securities Act or (xi) collective bargaining agreement. For purposes of this Agreement, an “Affiliate” shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

(c) VWI has made available to the Company. true and complete copies of all agreements and other documents and a description of all applicable oral agreements disclosed or referred to, if any.

Section 2.14 Personnel. VWI has complied in all material respects with all laws relating to the employment of labor, and VWI has encountered no material labor union difficulties. Other than pursuant to ordinary arrangements of compensation to personnel, VWI is not under any obligation or liability to any officer, director, consultant or staff member of VWI. Section 2.15 Tax Returns and Audits.

(a) VWI has not filed any tax returns with any Federal or State Agency since the date of VWI’s date of incorporation, and no such tax returns are due. There are no taxes that are due to any taxing Federal or State Agency.

(b) For purposes of this Agreement, the following terms shall have the meanings provided below:
(i) “Tax” or “Taxes” shall mean (A) any and all taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, transfer taxes, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages costs, fees, additions to tax or additional amounts with respect thereto, imposed by the United States (federal, state or local) or other applicable jurisdiction; (B) any liability for the payment of any amounts described in clause (A) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability, including, without limitation, by reason of Code section 1.1502-6; and (C) any liability for the payments of any amounts as a result of being a party to any Tax Sharing Agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (A) or (B).

(ii) “Tax Return” shall include all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns (including partnership returns filed on Form 1065) required to be supplied to a Tax authority relating to Taxes.

Section 2.16 Patents and Other Intangible Assets.

(a) To the knowledge of VWI and WAR, VWI (i) owns or has the right to use, free and clear of all Liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing (collectively, “Intellectual Property”) used in or necessary for the conduct of its business as now conducted without infringing upon or otherwise acting adversely to the right or claimed right of any Person under or with respect to any of the foregoing and (ii) is not obligated or under any liability to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

(b) To the knowledge of VWI and WAR, VWI owns and has the unrestricted right to use all trade secrets, if any, including know-how, negative know-how, formulas, patterns, programs, devices, methods, techniques, inventions, designs, processes, computer programs and technical data and all information that derives independent economic value, actual or potential, from not being generally known or known by competitors (collectively, “Trade Secrets”) required for or incident to the development, operation and sale of all products and services sold by VWI, free and clear of any right, Lien or claim of others; provided however, that the possibility exists that other Persons, completely independently of VWI or its employees or agents, could have developed Intellectual Property or Trade Secrets similar or identical to that of VWI. VWI and WAR is not aware of any such development of substantially identical trade secrets or technical information by others.

Section 2.17 Employee Benefit Plans; ERISA.

(a) There are no “employee benefit plans” (within the meaning of Section 3(3) of ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs of every type other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by VWI, whether written or unwritten and whether or not funded.

Section 2.19 Condition of Properties. All facilities, machinery, equipment, fixtures and other properties owned, leased or used by VWI are in reasonably good operating condition and repair, subject to ordinary wear and tear, and are adequate and sufficient for VWI’s business.

Section 2.20 Insurance Coverage. There is in full force and effect one or more policies of insurance, insuring VWI and its properties, products and business against such losses and risks, and in such amounts, as are customary for corporations engaged in the same or similar business and similarly situated. VWI has not been refused any insurance coverage sought or applied for, and VWI has no reason to believe that it will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable to those currently in effect, other than possible increases in premiums that do not result from any act or omission of VWI. No suit, proceeding or action or, to the knowledge of VWI, threat of suit, proceeding or action has been asserted or made against VWI within the last five years due to alleged bodily injury, disease, medical condition, death or property damage arising out of the function or malfunction of a product, procedure or service designed, manufactured, sold or distributed by VWI.

Section 2.21 Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the knowledge of VWI and WAR, threatened against or affecting VWI or its properties, assets or business, and, to the knowledge of VWI and WAR, there is no incident, transaction, occurrence or circumstance that might reasonably be expected to result in or form the basis for any such action, suit, arbitration or other proceeding. VWI is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

Section 2.22 Licenses. VWI possesses from all appropriate governmental authorities all licenses, permits, authorizations, approvals, franchises and rights necessary for VWI to engage in the business currently conducted by it, all of which are in full force and effect, except where the failure to obtain such license has not had and would not reasonably excepted to have a material adverse effect on the Condition of VWI.

Section 2.24 Questionable Payments. Neither VWI nor any director, officer or, to the knowledge of VWI, any agent, employee or other Person associated with or acting on behalf of VWI, has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 2.25 Duty to Make Inquiry. To the extent that any of the representations or warranties in this Article II are qualified by “knowledge” or “belief,” VWI represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry of its directors and executive officers.

Section 2.26 Disclosure. No representation or warranty by VWI and WAR herein and no information disclosed in the schedules or exhibits hereto by VWI contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to VWI as follows:

Section 3.01 Organization and Standing. The Company is a corporation duly organized and existing in good standing under the laws of the State of Nevada. The Company has heretofore delivered to VWI & WAR complete and correct copies of its Articles of Incorporation and Bylaws as now in effect. The Company has full corporate power and authority to carry on its respective businesses as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets. Except for the Company’s interests in Cobblestone Group LLC and Parable Partners, LLC, the Company has no subsidiaries in any firm, corporation, limited liability company, partnership, association or business.

Section 3.02 Qualification. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the condition, properties, assets, liabilities, business operations or results of operations of the Company (the “Condition of the Company”).

Section 3.02 Corporate Authority. The Company has full corporate power and authority to enter into this Agreement and the other agreements to be made pursuant to this Agreement, and to carry out the transactions contemplated hereby and thereby. All corporate acts and proceedings required for the authorization, execution, delivery and performance of this Agreement and such other agreements and documents by the Company has been duly and validly taken or will have been so taken prior to the Closing. This Agreement constitutes a legal, valid and binding obligation of the Company is enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general principles of equity.

Section 3.03 Broker’s and Finder’s Fees. No Person is entitled by reason of any act or omission of the Company to any broker’s or finder’s fees, commission or other similar compensation with respect to the execution and delivery of this Agreement, or with respect to the consummation of the transactions contemplated thereby, except as set forth in the Disclosures.

Section 3.04 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 200shares of common stock, of which 105 shares are issued and outstanding The Company has _3.33_ options, rights or commitments to issue shares of common stock, and there are no outstanding securities convertible or exercisable into or exchangeable for shares of the Company’s common stock or any other Equity Security of the Company. There is no voting trust, agreement or arrangement among any of the beneficial holders of the Company’s common stock affecting the nomination or election of directors or the exercise of the voting rights of the Company’s common stock. Each share of the Company’s common stock was duly authorized, validly issued, fully paid and non-assessable, and none of such shares have been issued in violation of the preemptive rights of any Person. The offer, issuance and sale of such shares of the Company’s common stock were (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (c) accomplished in conformity with all other applicable securities laws. None of such shares of the Company are subject to a right of withdrawal or a right of rescission under any federal or state securities or “Blue Sky” law. Except as otherwise set forth in this Agreement or any Schedule hereto, the Company has no outstanding options, rights or commitments to issue the Company’s common stock or other Equity Securities of the the Company, and there are no outstanding securities convertible or exercisable into or exchangeable for the Company’s common stock or other Equity Securities of the Company.

Section 3.05 Validity of Shares. The shares of the Company to be issued at the Closing pursuant to Section 1.02(a) hereof, when issued and delivered in accordance with the terms of this Agreement, shall be duly and validly issued, fully paid and non-assessable. Based in part on the representations and warranties of WAR, and assuming the accuracy thereof, the issuance of the Company’s common stock will be exempt from the registration and prospectus delivery requirements of the Securities Act and from the qualification or registration requirements of any applicable state “Blue Sky” or securities laws.

Section 3.06 Governmental Consents. All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of the Company required in connection with this Agreement shall have been obtained prior to, and be effective as of, the Closing.

Section 3.07 Compliance with Laws and Other Instruments. The execution, delivery and performance by the Company and the other agreements to be made by the Company pursuant to or in connection with this Agreement and the consummation by the Company of the transactions contemplated by this Agreement, will not cause the Company to violate or contravene (a) any provision of law, (b) any rule or regulation of any agency or government, (c) any order, judgment or decree of any court, (d) any provision of its charter or By-laws as amended and in effect on and as of the Closing Date and (e) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other material contract, agreement or instrument to which the Company is a party or by which the Company or any of its respective properties is bound or affected, except as would not have a material adverse effect on the Condition of the Company. The Company is not in violation of, or (with or without notice or lapse of time, or both) in default under, any term or provision of its Articles of Incorporation or Bylaws or of any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or, except as would not materially and adversely affect the Condition of the Company, any other material agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected.

Section 3.8 Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties, assets or businesses and, to the knowledge of the Company, there is no incident, transaction, occurrence or circumstance that might reasonably be expected to result in or form the basis for any such action, suit, arbitration or other proceeding. The Company is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

Section 3.09 Licenses. The Company possesses from all appropriate governmental authorities all licenses, permits, authorizations, approvals, franchises and rights necessary for the Company to engage in the business currently conducted by it, all of which are in full force and effect.

Section 3.10 Assets and Contracts.

(a) The Company has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its business. All such assets and properties, other than assets and properties in which the Company has leasehold interests, are free and clear of all Liens. The Company has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. The Company enjoys peaceful and undisturbed possession under all such leases.

(b) The Company is not a party to any written or oral agreement not made in the ordinary course of business that is material to the Company except for its contractual arrangements with CLEV. The Company is not a party to or otherwise barred by any written or oral (i) agreement with any labor union, (ii) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (iii) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services, (iv) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of the Company or any other Person, (v) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of the Company to any Lien or evidencing any Indebtedness, (vi) guaranty of any Indebtedness, (vii) lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other Person, (viii) lease or agreement under which the Company is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by the Company, (ix) agreement granting any preemptive right, right of first refusal or similar right to any Person, (x) agreement or arrangement with any Affiliate or any “associate” (as such term is defined in Rule 405 under the Securities Act) of the Company or any present or former officer, director or stockholder of the Company, (xi) agreement obligating The Company to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (xii) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (xiii) distributor, dealer, manufacturer’s representative, sales agency, franchise or advertising contract or commitment, (xiv) agreement to register securities under the Securities Act, (xv) collective bargaining agreement or (xvi) agreement or other commitment or arrangement with any Person continuing for a period of more than three months from the Closing Date that involves an expenditure or receipt by the Company in excess of $1,000. The Company maintains no insurance policies or insurance coverage of any kind with respect to the Company, its business, premises, properties, assets, employees and agents. No consent of any bank or other depository is required to maintain any bank account, other deposit relationship or safety deposit box of the Company in effect following the consummation of the Merger and the transactions contemplated hereby.

Section 3.11 Employees. Other than pursuant to ordinary arrangements of employment compensation the Company is not under any obligation or liability to any officer, director, employee or Affiliate of the Company.

Section 3.12 Duty to Make Inquiry. To the extent that any of the representations or warranties in this Article III are qualified by “knowledge” or “belief,” the Company represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry of its directors and executive officers.

ARTICLE IV

CONDUCT OF BUSINESSES PENDING THE CLOSING

Section 4.01 Conduct of Business by the Company Pending the Merger. Prior to the Closing Date, unless the Company shall otherwise agree in writing or as otherwise contemplated by this Agreement:

(a) the business of VWI shall be conducted only in the ordinary course;

(b) VWI shall not (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (ii) amend its Articles of Incorporation or Bylaws except to effectuate the transactions contemplated by this Agreement or (iii) split, combine or reclassify the outstanding VWI capital stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to any such stock;

(c) VWI shall not (i) issue or agree to issue any additional VWI Common Stock, or options, warrants or rights of any kind to acquire any VWI capital stock; (ii) acquire or dispose of any fixed assets or acquire or dispose of any other substantial assets other than in the ordinary course of business; (iii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing or (iv) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge, consolidate or enter into any other material business combination;

(d) VWI shall use its commercially reasonable efforts to preserve intact the business organization of VWI, to keep available the service of its present officers and key employees, and to preserve the good will of those having business relationships with it; and

(e) VWI will not, nor will it authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by it to make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below for purposes of this paragraph). VWI will promptly advise the Company orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof. As used in this paragraph, “Acquisition Proposal” shall mean any proposal for a merger or other business combination involving VWI or for the acquisition of a substantial equity interest in it or any material assets of it other than as contemplated by this Agreement. VWI will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the foregoing.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.01 Access and Information. The Company, on the one hand, and the Company, on the other hand, shall each afford to the other and to the other’s accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Closing Date to all of its properties, books, contracts, commitments and records (including but not limited to Tax Returns) and during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, provided that no investigation pursuant to this Section 5.01 shall affect any representations or warranties made herein. Each party shall hold, and shall cause its employees and agents to hold, in confidence all such information other than such information that (a) is already in such party’s possession or (b) becomes generally available to the public other than as a result of a disclosure by such party or its directors, officers, managers, employees, agents or advisors or (c) becomes available to such party on a non-confidential basis from a source other than a party hereto or its advisors, provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to a party hereto or another party until such time as such information is otherwise publicly available; provided, however, that (i) any such information may be disclosed to such party’s directors, officers, employees and representatives of such party’s advisors who need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that such directors, officers, employees and representatives shall be informed by such party of the confidential nature of such information), (ii) any disclosure of such information may be made as to which the party hereto furnishing such information has consented in writing and (iii) any such information may be disclosed pursuant to a judicial, administrative or governmental order or request; provided, further, that the requested party will promptly so notify the other party so that the other party may seek a protective order or appropriate remedy and/or waive compliance with this Agreement and if such protective order or other remedy is not obtained or the other party waives compliance with this provision, the requested party will furnish only that portion of such information that is legally required and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the information furnished. If this Agreement is terminated, each party will deliver to the other all documents and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

Section 5.02 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts to satisfy the conditions precedent to the obligations of such party, to obtain all necessary waivers, and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible). In order to obtain any necessary governmental or regulatory action or non-action, waiver, consent, extension or approval, each of VWI and the Company agrees to take all reasonable actions and to enter into all reasonable agreements as may be necessary to obtain timely governmental or regulatory approvals and to take such further action in connection therewith as may be necessary. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of VWI and the Company shall take all such necessary action.

Section 5.03 Publicity. No party shall issue any press release or public announcement pertaining to this Agreement that has not been agreed upon in advance by VWI and the Company, except as the Company reasonably determines to be necessary in order to comply with the rules of the Securities & Exchange Commission (the “Commission”)or of the principal trading exchange or market for the Company Common Stock, if applicable

Section 5.04 Appointment of Directors as Advisors. Immediately at the Closing Date the Company shall appoint 2 additional directors to be appointed to the Board of Advisors of VWI.

Section 5.05 Additional Company Information. At the Closing, the Company shall deliver to VWI, written information regarding the Company, its business, properties, liquidity and capital resources, officers, directors, members, material pending litigation and any and all such other matters as VWI shall request (collectively, the “Additional Company Information”) and that the Company may be required to file with the Commission under applicable United States federal securities laws.

ARTICLE VI

CONDITIONS TO PARTIES’ OBLIGATIONS

Section 6.01 Conditions to the Company’s Obligations. The obligations of the Company under this Agreement are subject to the fulfillment, at or prior to the Closing, of the following conditions, any of which may be waived in whole or in part by the Company:

(a) The representations and warranties of VWI under this Agreement (when read without regard to any qualification as to materiality or material adverse effect) shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

(b) VWI shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

(c) There shall have been no material adverse change in the Condition of VWI.

(d) No action or proceeding before any court, governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit, or to obtain damages in respect of, this Agreement or the carrying out of the transactions contemplated by the this Agreement.

(e) The Company. shall have received the following:

(i) copies of resolutions of the Board of Directors and the Stockholders, certified by the Secretary of VWI, authorizing and approving the execution, delivery and performance of the this Agreement and all other documents and instruments to be delivered pursuant thereto;

(ii) a certificate of incumbency executed by the Secretary of VWI certifying the names, titles and signatures of the officers authorized to execute any documents referred to in this Agreement and further certifying that the Articles of Incorporation and By-Laws of VWI delivered to the Company. at the time of the execution of this Agreement have been validly adopted and have not been amended or modified;

(iii) evidence as of a recent date of the good standing and corporate existence of the Company issued by the Secretary of State of the State of Nevada and evidence that VWI is qualified to transact business as a foreign corporation and is in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary;

(iv) a certificate, dated the Closing Date, executed by the Chief Executive Officer or other acceptable officer of VWI certifying that he has no knowledge of any plan to issue any securities of VWI, and VWI has not entered into any agreement, written or oral, to issue any securities of VWI except as described in this Agreement; and

(v) such additional supporting documentation and other information with respect to the transactions contemplated hereby as the Company may reasonably request.

(f) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, agreements, instruments and documents mentioned herein or incident to any such transactions shall be reasonably satisfactory in form and substance to the Company. VWI shall furnish to the Company. such supporting documentation and evidence of the satisfaction of any or all of the conditions precedent specified in this Section 6.01 as the Company or its counsel may reasonably request.

Section 6.02 Conditions to the Company’s Obligations. The obligations of the Company under this Agreement are subject to the fulfillment, at or prior to the Closing, of the following conditions, any of which may be waived in whole or in part by VWI:

(a) The representations and warranties of the Company under this Agreement (when read without regard to any qualification as to materiality or material adverse effect) shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

(b) The Company shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

(c) There shall have been no material adverse change in the Condition of the Company.

(d) VWI shall have received the following:

(i) copies of resolutions of the Company’s board of directors, certified by the Secretary of the Company, authorizing and approving, to the extent applicable, the execution, delivery and performance of this Agreement and all other documents and instruments to be delivered by them pursuant thereto;

(ii) a certificate of incumbency executed by the Secretary of the Company, certifying the names, titles and signatures of the officers authorized to execute the documents referred to in this Agreement.

(iii) evidence as of a recent date and within five (5) days of the Closing Date of the good standing and corporate existence of the Company issued by the Secretary of State of the State of Nevada, and evidence that the Company is qualified to transact business as foreign corporations and are in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by them or the nature of their activities makes such qualification necessary; and

(iv) such additional supporting documentation and other information with respect to the transactions contemplated hereby as VWI may reasonably request.

(e) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, agreements, instruments and documents mentioned herein or incident to any such transactions shall be satisfactory in form and substance to VWI. The Company shall furnish to VWI such supporting documentation and evidence of satisfaction of any or all of the conditions specified in this Section 6.02 as the Company may reasonably request.

(f) No action or proceeding before any court, governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the carrying out of the transactions contemplated by this Agreement.

ARTICLE VII

RELATED MATTERS

Section 7.01 Survival. All representations, warranties, covenants and agreements of the Company and VWI contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing and continue in full force and effect for a period of one year.

Section 7.2 Indemnification. The Parties acknowledge and agree:

(a) VWI and WAR severally and jointly indemnify and hold the Company, its successors and assigns harmless from and against all losses, costs, damages, claims, lawsuits and liabilities arising in connection with any third-party claims concerning VWI arising prior to the Closing Date (each, a “VWI Claim”), if the basis of such VWI Claim stems from an act or omission of VWI or WAR prior to the Closing Date. VWI and WAR shall be severally and jointly responsible for all reasonable attorneys’ fees, costs and expenses incurred by the Company in defense of any such Claim. The indemnification obligations set forth herein, shall include by way of example and not limitation, the duty to indemnify and hold the Company harmless from and against any claims, demands, actions, suits, arbitrations, assessments, adjustments, or other proceedings regarding or resulting from any state or federal government tax filing, including amendments to any such filing, on behalf of VWI and WAR, related to the total revenue generated by VWI and reported to the any State’s Department of Revenue and/or the Internal Revenue Service. The Parties agree that VWI’s obligation to defend, indemnify, and hold harmless the Company as described in this Agreement shall equally apply to the Company and to the Company’s , current, and future officers, directors, shareholders, subsidiaries, affiliates, members, managers, principals, partners, agents, successors, and assigns.

(b) The Company shall indemnify and hold VWI and WAR, and their successors and assigns harmless from and against all losses, costs, damages, claims, lawsuits and liabilities arising in connection with any third-party claims concerning the Company arising prior to, or after the Closing Date (each, a “Company Claim”), if the basis of such Company Claim stems from an act or omission of the Company prior to the Closing Date. The Company shall be solely responsible for all reasonable attorneys’ fees, costs and expenses incurred by VWI and WAR in defense of any such Claim. The indemnification obligations set forth herein, shall include by way of example and not limitation, the duty to indemnify and hold VWI and WAR harmless from and against any claims, demands, actions, suits, arbitrations, assessments, adjustments, or other proceedings regarding or resulting from any state or federal government tax filing, including amendments to any such filing, on behalf of the Company. The Parties agree that the Company’s obligation to defend, indemnify, and hold harmless VWI and WAR as described in this Agreement shall equally apply to VWI and WAR and to VWI’s, current, and future officers, directors, shareholders, subsidiaries, affiliates, members, managers, principals, partners, agents, successors, and assigns.

ARTICLE VIII

TERMINATION PRIOR TO CLOSING

Section 8.01 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of the Company, and VWI.

(b) by VWI, if the Company. (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date, or (ii) materially breaches any of its representations, warranties or covenants contained herein, which failure or breach is not cured by the date VWI has satisfied all of its conditions to Closing.

(c) by the Company, if VWI (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date or (ii) materially breaches any of its representations, warranties or covenants contained herein, which failure or breach is not cured by the date VWI has satisfied all of its conditions to Closing;

(d) by either the Company or VWI, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on the Company or VWI that prohibits or restrains any of them from consummating the transactions contemplated hereby, provided that the parties hereto shall have used their best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within ninety (90) days after entry by any such court or governmental or regulatory agency; or

(e) by either the Company or VWI, if the Closing has not occurred on or prior to November 30, 2018, for any reason other than delay or non-performance of the party seeking such termination.

Section 8.02 Termination of Obligations. Termination of this Agreement pursuant to this Article VIII shall terminate all obligations of the parties hereunder, except for the obligations under Sections 5.01, 9.03 and 9.11; provided, however , that termination will not relieve the defaulting or breaching party or parties from any liability to the other parties hereto.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Notices. Any notice, request or other communication hereunder shall be given in writing and shall be served either personally, by overnight delivery or delivered by mail, certified return receipt and addressed to the following addresses:

(a) If to the Company

Jericho Associates, Inc,
Attention : Ronald Tassinari, CEO

With a copy to:

Stanley Moskowitz, Esq
Bingham & Associates Law Group, APC
1106 Second St.. Suite 195
Encinitas, CA 92024
Ph: 858-523-0100
Email: smoskowitz@san.rr.com

(b) VegasWinners, LLC:
Attention: Wayne Allyn Root, CEO

With a copy to:

Lee Sacks Esq.
Law Offices of Lee Sacks, APC
324 South Beverly Drive, Suite 496
Beverly Hills, California 90212
Tel: (310) 451-3113
Email: SacksAPCLaw@aol.com

Notices shall be deemed received when actually received and confirmed pursuant to an overnight delivery service, email, or by United States Postal Service,

Section 9.02 Entire Agreement. This Agreement, including the Schedules and Exhibits attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter.

Section 9.03 Expenses. Each party shall bear and pay all of the legal, accounting and other expenses incurred by it in connection with the transactions contemplated by this Agreement.

Section 9.04 Time. Time is of the essence in the performance of the parties’ respective obligations herein contained.

Section 9.05 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and heirs; provided, however, that neither party shall directly or indirectly transfer or assign any of its rights hereunder in whole or in part without the written consent of the others, which may be withheld in its sole discretion, and any such transfer or assignment without said consent shall be void.

Section 9.07 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of the parties hereto, their successors, assigns and heirs, and no other Person shall have any right or action under this Agreement.

Section 9.08 Counterparts. This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts together shall constitute a single agreement.

Section 9.09 Recitals, Schedules and Exhibits. The Recitals, Schedules and Exhibits to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth herein.

Section 9.10 Section Headings and Gender. The Section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

Section 9.11 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada without regard to principles of conflicts of laws. Each of the parties hereto hereby (i) irrevocably consents and submits to the sole exclusive jurisdiction of the Courts of the State of Nevada or the United States District Court for the District of Nevada located in Clark County, Nevada (and of the appropriate appellate courts therefrom) in connection with any suit, action or other proceeding arising out of or relating to this Note, (ii) irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, and (iii) agrees that service of any summons, complaint, notice or other process relating to such suit, action or other proceeding may be effected in the manner provided by Section 9.1

Section 9.12 Neutral Interpretation. The Parties acknowledge and agree that they have both participated in the negotiation of this Agreement and its terms, and have had the opportunity to have this Agreement reviewed by an attorney of their choosing. The Parties agree that no rules of construction or interpretation shall be applied to this Agreement which would favor one Party over the other, and that the Agreement shall be interpreted neutrally.

(Signatures on Next Page)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be binding and effective as of the day and year first above written.

JERICHO ASSOCIATES, INC.

By: s/ Ronald Tassinari
Name: Ronald Tassinari
Title: Acting CEO

VEGASWINNERS, INC.

By: s/Wayne Allyn Root
Name: Wayne Allyn Root
Title: CEO & President

WAYNE ALLYN ROOT

s/Wayne Allyn Root
Wayne Allyn Root